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                                                                     EXHIBIT 4.1

NUMBER                                                                    SHARES



                            netValue Holdings, Inc.

             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                                                 SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

                                                            CUSIP  64120C  10  4
                                 COMMON STOCK

This Certifies That


is owner of



FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.001 PAR VALUE EACH OF


                            netValue Holdings, Inc.


transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


                                        COUNTERSIGNED:


DATED:                                                          STOCKTRANS, INC.
                                        7 EAST LANCASTER AVE., ARDMORE, PA 19003
                                                                  TRANSFER AGENT

                                        BY:


                                    [SEAL]

                                                            AUTHORIZED SIGNATURE

          /s/ [ILLEGIBLE]^^                            /s/ [ILLEGIBLE]^^
             SECRETARY                                    PRESIDENT